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EXHIBIT 10.7

                                  FORM OF
                     LOAN SALE AND PURCHASE AGREEMENT

     THIS LOAN SALE AND PURCHASE AGREEMENT, dated as of December 15, 1997 (the "Agreement"), is made by and between AEGIS INVESTMENT TRUST, a Maryland real estate investment trust ("Purchaser"), and AEGIS MORTGAGE CORPORATION, an Oklahoma corporation ("Seller").

                                 RECITALS

     A. Seller is engaged in the business of originating and selling mortgage loans secured by real property.

     B. Seller may desire to sell and Purchaser may desire to purchase from Seller from time to time certain of those mortgage loans.

     C. The parties intend hereby to set forth the terms and conditions upon which the transactions will be effected.

     Accordingly, in consideration of the promises and the mutual agreements contained herein, the Purchaser and Seller agree as follows:

                                 AGREEMENT

     Section 1. DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Acquisition Cost: Amount paid by Seller to acquire mortgage loans whether through its retail or wholesale production operation or acquired through its loan trading operations.

     Agreement: This Loan Sale and Purchase Agreement and all amendments hereof and supplements hereto.

     Assignment of Security Instrument: Assignment of all Seller's rights, title and interest in and to a Security Instrument for the benefit of Purchaser, in a form acceptable to Purchaser, to be executed by Seller in connection with each Mortgage Loan purchased hereunder, as applicable.

     Custodian: [                 ], or its successor in interest or assign,
or any successor to the Custodian.

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     Document Delivery Procedures: Procedures established by Purchaser for the delivery of Mortgage Loan Documents evidencing Mortgage Loans to be purchased hereunder, attached hereto as Exhibit "B", as may be amended from time to time by Purchaser in its sole discretion.

     Mortgage Loans: Each Mortgage Loan identified in the Schedule of Loans Delivered that, from time to time, are subject to this Agreement.

     Mortgage Loan Documents: For any Mortgage Loan, at least the documents listed on Exhibit "B" hereto, as well as any other documents in Seller's possession relating to the Mortgage Loan.

     Mortgaged Premises: The fee simple interest in real property for each Mortgage Loan purchased, covered by a Security Instrument and securing an Obligor's indebtedness under the related Note.

     Note: Instrument evidencing the indebtedness of the Obligor under a Mortgage Loan.

     Obligor: The borrower or borrowers under a Note, any other person or entity who owes payments under a Note, or a subsequent owner of Mortgaged Premises who has assumed the respective Security Instrument.

     Purchase Date: The funding date for the purchase of Mortgage Loans hereunder as agreed to by the parties in writing on the Schedule of Loans Delivered.

     Schedule of Loans Delivered: A listing of Mortgage Loans that the Purchaser has agreed to be purchase pursuant to Section 2(a) hereof, that at a minimum includes the loan number, borrower name, and loan amount, and such other pertinent information that Purchaser deems reasonably necessary in the circumstances, and that is also readily available to Seller.

     Security Instrument: All deeds of trust, deeds to secure debt, trust deeds or mortgages, as applicable securing repayment of the indebtedness evidenced by a Note executed by an Obligor for a Mortgage Loan purchased hereunder, as applicable.

     Section 2.    AGREEMENT TO SELL AND PURCHASE.

     (a) Pursuant to the terms of this Agreement, Seller hereby agrees to offer the Purchaser the option to purchase, subject to the terms of this Agreement, all rights, title and interest of the Seller in and to all of the mortgage loans or mortgage-related assets originated, owned or acquired by the Seller (the "Right of First Offer"). If the Purchaser exercises such option, the Seller agrees to sell,

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transfer, assign, set over and convey to Purchaser all rights, title and interest of the Seller in and to the Mortgage Loans selected by the Purchaser and the Purchaser hereby agrees to purchase the Mortgage Loans listed on the Schedule of Mortgage Loans Delivered.

     (b) The Purchase Price paid by Purchaser to Seller for Mortgage Loans shall be as follows:

          (i) For Owner-Financed Mortgage Loans, the percentage of the Acquisition Cost for Owner-Financed Mortgage Loans delivered to the Purchaser under this Agreement as set forth on Exhibit "C" attached hereto, plus any other direct costs allocable to the acquisition of such Owner-Financed Mortgage Loans. Such percentage will be agreed to by an officer of both Seller and Purchaser and may change based on the nature of Owner-Financed Mortgage Loans being purchased. Any revision to such Purchase Price percentage will be presented to the Board of Directors of the Seller and the Board of Trustees of the Purchaser at their regularly scheduled meetings for review and approval.

          (ii) For Seasoned Mortgage Loans, the percentage of the Acquisition Cost for the Seasoned Mortgage Loans delivered to the Purchaser under this Agreement as set forth on Exhibit "C" attached hereto. plus any other direct costs allocable to the acquisition of such Seasoned Mortgage Loans. Such percentage will be agreed to by an officer of both Seller and Purchaser and may change based on the nature of Seasoned Mortgage Loans being purchased. Any revisions to such Purchase Price percentage will be presented to the Board of Directors of the Seller and the Board of Trustees of the Purchaser at their regularly scheduled meetings for review and approval.

          (iii) For Other Mortgage Loans, the "fair market value" for such Mortgage Loans. Such "fair market value" will be agreed to by an officer of both Seller and Purchaser and will be based on readily available sources, including, if applicable, the Seller's wholesale rate sheet.

     Purchaser hereby agrees to purchase Mortgage Loans, at the agreed upon Purchase Price, on the date the Seller commits to purchase the loan from its customer or such other date agreed to between the parties. Purchaser also agrees to pay the Purchase Price in full at the applicable Purchase Date for such Mortgage Loan, or reimburse the Seller for the net interest cost incurred, if any, related to such Mortgage Loans.

     (c) Unless otherwise agreed to by the parties hereto, the sale of Mortgage Loans hereof shall be on a "servicing retained" basis and Seller agrees to Service the Mortgage Loans on behalf of the Purchaser pursuant to the


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Servicing Agreement (the "Servicing Agreement"), dated as of the date hereof, between the Seller and the Purchaser, as it may be amended from time to time.

     Section 2.1. RELATIONSHIP BETWEEN PURCHASER AND SELLER. Seller is acting as an independent contractor and not as an agent of the Purchaser for purposes of acquiring Mortgage Loans and selling such Mortgage Loans to Purchaser. Purchaser and Seller are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. In that regard, this Agreement is not intended to be an exclusive arrangement; however, the Seller is obligated to provide Purchaser with the option to purchase any Mortgage Loans acquired by it pursuant to the Right of First Offer. Subject to the Right of First Offer and unless otherwise agreed to by both parties, nothing herein shall prevent Seller from engaging in other businesses or from rendering other services of any kind to any other person or entity, including the sale of its mortgage loans, or the servicing of loans.

     Section 2.2. TERM OF AGREEMENT. The initial term of this Agreement will terminate on December 31, 1998. The initial term, and each renewal term, shall automatically renew on each anniversary date for a one (1) year renewal term until either party provides at least three (3) months' prior written notice of its intent to terminate this Agreement at the end of the related term.

     Section 3. DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Seller will deliver to the Custodian the Mortgage Loan Documents and upon receipt by Seller of the Purchase Price, Seller will instruct the Custodian to release the Mortgage Loan Documents to Purchaser.

     Section 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER WITH RESPECT TO AUTHORITY AND OTHER MATTERS. Seller hereby makes as of the Purchase Date the following representations and warranties:

     (a) Seller has not dealt with any broker or agent or other parties who might be entitled to a fee or commission in connection with this transaction other than Purchaser or its affiliates, or which has been paid or otherwise provided for;

     (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with full corporate power necessary to carry on its business as now being conducted; Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement


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evidences the valid, binding and enforceable obligation of the Seller, and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

     (c) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of all documents by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provision in effect in any applicable jurisdiction;

     (d) Neither the execution and delivery of this Agreement, the sale of Mortgage Loans to the Purchaser, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (e) Except as otherwise disclosed to the Purchaser, there is no action, suit, proceeding or investigation pending, or to the Seller's knowledge threatened against the Seller that, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or that would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

     (f) No consent, approval, authorization or order of any court or governmental agency is required for the execution, delivery and performance by the Seller, or compliance by the Seller, with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Purchase Date. However, Seller's participation in this Agreement will be approved by its Board of Directors;

     (g) Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding mortgage loans in its portfolio as to which representations and warranties in this Section of the Agreement could be made;


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     (h) Seller will treat the disposition of the Mortgage Loans as a sale of assets for financial accounting and reporting purposes;

     (i) Seller is the sole owner of, and has the full right to sell to the Purchaser, all rights with respect to the servicing of the Mortgage Loans following the Purchase Date;

     (j) Seller will not solicit any of the borrowers listed on the Schedule of Loans Delivered in order to refinance their mortgage loan without prior written approval from the Purchaser; and

     (k) Seller hereby warrants that it is compliance with all applicable licensing requirements of federal, state, and local governmental authorities, including, without limitation, any such requirements in the jurisdictions in which each Mortgaged Premises is located.

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING INDIVIDUAL MORTGAGE LOANS. Unless otherwise agreed to on the Purchase Date of any pool of Mortgage Loans, Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan that, as of the Purchase Date thereof:

     (a) The information set forth on the Schedule of Loans Delivered is complete, true and correct in all material respects.

     (b) All policies of title insurance, hazard insurance, and flood insurance respecting such Mortgage Loan and the related premises and improvements thereon are in full force and effect, have been fully paid and have been issued by sound and financially responsible insurance companies, duly licensed and qualified to transact business, and are in such amounts as are reasonably required by Purchaser or as required by law. All such policies insure Seller, among others, as loss payee thereunder, in a form such that it may be endorsed to Purchaser as loss payee as required hereunder, and there are no facts or circumstances which could provide a basis for revocation of any policies or defense to any claims made thereon. If such Property is located in a flood area identified by the Federal Emergency Management Agency ("FEMA") pursuant to the National Flood Insurance Act of 1968, as amended, (the "Act") a flood insurance policy issued by FEMA, or one conforming to the requirements of the Federal Housing Administration, has been obtained and complies with this Subsection (b) and the Act.

     (c) The Mortgage Loan is secured by a valid, existing and enforceable lien on the Mortgaged Premises, including improvements with respect to the foregoing. The Security Instrument is subject only to the lien of (a) current real


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property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the title insurance policy and which do not adversely affect the appraised value of the Mortgaged Premises set forth in such appraisal; and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Instrument or the use, enjoyment, value or marketability of the related Mortgaged Premises;

     (d) The Note and the Security Instrument are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to bankruptcy, reorganization or other similar laws. All parties to the Note and the Security instrument had legal capacity to enter into the Mortgage Loan and to execute and deliver the Note and the Security Instrument, and the Note and the Security Instrument have been duly and properly executed by such parties;

     (e) The terms of the Note and the Security instrument have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interest of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Schedule of Loans Delivered. No borrower has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan Documents delivered to the Custodian and the terms of which are reflected in the Schedule of Loans Delivered.

     (f) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Security Instrument, or the exercise of any right thereunder, render either the Note or the Security instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (g) There are no defaults in complying with the terms of the Security Instruments, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which


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remains unpaid and which has been assessed but is not yet due and payable.
The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the borrower, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Note or date of disbursement of the Mortgage Loan proceeds, whichever is later;

     (h) Requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

     (i) The Security Instrument has not been satisfied, canceled, subordinated or rescinded in whole or in part, and the Mortgaged Premises has not been released from the lien of the Security Instrument, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

     (j) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and disbursements of any escrow funds thereof have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Security Instrument were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Note or Security Instrument;

     (k) Unless otherwise specified in the Schedule of Mortgage Loans, Seller is the sole owner of the Mortgage Loan and there has not been any other sale or assignment thereof. The related Note and Security Instrument delivered to Purchaser are the only executed copies thereof.

     (l) There is no default, breach, violation or event of acceleration existing under the Security Instrument or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

     (m) There are no mechanics' liens or claims which have been filed for work, labor or material affecting the Mortgaged Premises which are or may be liens prior to or equal to the lien of the related Security Instrument;

     (n) There is no proceeding pending for total or partial condemnation of the related Mortgaged Premises or any part thereof and such Mortgaged Premises are free of material damage. No improvement encumbered by such Mortgage


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Loan is in violation of any applicable zoning law or regulation, building code or any valid restrictive or protective covenant or setback line. No improvement on such Mortgaged Premises is a mobile home or manufactured home unless specifically approved by Purchaser in writing prior to purchase;

     (o) The Mortgage Loan was underwritten generally in accordance with the underwriting guidelines of the Seller as presented to the Purchaser;

     (p) The related Security Instrument contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Premises of the benefits of the security provided thereby, including: (a) in the case of a Security Instrument designated as a deed of trust, by trustee's sale; and (b) otherwise by judicial foreclosure. In the event that such Security Instrument constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and is named in the Security Instrument or has been substituted in accordance with applicable law and no fees or expenses will become payable by Purchaser to such trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

     (q) The origination and collection practices used with respect to the Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangement for repayment thereof have not been made. All escrow payments have been calculated and collected in full compliance with state and federal law;

     (r) Such Mortgage Loan does not fall within the coverage of Section 103(aa) of the Truth-in-Lending Act, as amended, nor Section 226.32 of Federal Reserve Board Regulation Z, as amended, which govern certain mortgages commonly known as "high cost mortgages" or "Section 32 loans";

     (s) The Mortgage Premises is free from any and all toxic or hazardous substances, and there exists no violation of any local, state or federal environmental law, rule or regulation; and

     (t) No prepayment penalty, as set forth in the terms of the Note and Security instrument, has been waived or limited before or after an interest rate change date.


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     Section 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The
Purchaser hereby makes as of the Purchase Date the following representations and warranties:

     (a) Purchaser is acquiring Mortgage Loans for its own account only and not for any other person;

     (b) The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

     (c) The Purchaser is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power necessary to carry on its business as now being conducted; the Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Purchaser, and all requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms;

     (d) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser;

     (e) Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's declaration of trust or by-laws or any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

     (f) There is no action, suit, proceeding or investigation pending, or to the Purchaser's knowledge threatened against the Purchaser that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or result in any material liability on the part of the Purchaser, or that would draw into question the validity of this


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Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein, or that would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement; and

     (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the acquisition of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Purchase Date. However, Purchaser's participation in this Agreement will be approved by its Board of Trustees.

     Section 6. REMEDIES. In the event that a party discovers a breach of a representation and warranty set forth in Section 4, Section 4.1 or Section 5 that materially and adversely affects the value of any of the Mortgage Loans or the interest of the Purchaser therein, such party shall give prompt notice to the other parties hereto. The party in breach shall have 60 days, after receipt of notice of such breach, in which to cure in all material respects such breach. In the event that the Seller is unable to cure in all material respects a breach of a representation and warranty set forth in Section 4 or
Section 4.1 as to any Mortgage Loans, then the Seller shall promptly repurchase each affected Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan multiplied by the applicable purchase price percentage plus accrued and unpaid interest thereon at the gross coupon rate through the date of repurchase (the Repurchase Date). In the event that the Seller repurchases a Mortgage Loan such Mortgage Loan will be returned to the Seller.

     As an additional remedy, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (a) a breach by the Seller of any of its covenants, representation or warranties contained in this Agreement or (b) the servicing of any Mortgage Loan prior to the transfer of servicing.

     The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeiture, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (a) a breach by the Purchaser of any of its covenants, representations or warranties contained in this Agreement or (b) the servicing of any Mortgage Loan following the transfer of servicing.


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     Section 7.  SUCCESSOR AND ASSIGNS.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser or the successors and assigns of the Purchaser which shall not be unreasonably withheld or delayed.

     Section 8. CONDITIONS TO CLOSING. The obligations of the Seller and the Purchaser to consummate the sale and purchase of the Mortgage Loans on the Purchase Date are subject to the satisfaction of the following conditions:

     (a) All representations and warranties of Seller and Purchaser under this Agreement shall be true and correct as of the Purchase Date, and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

     (b) All Mortgage Loan Documents shall have been delivered to the Custodian; and

     (c) All other terms and conditions of this Agreement shall have been complied with in all material respects.

     Subject to the foregoing conditions, Purchaser shall pay the Purchase Price to Seller on the Purchase Date by wire transfer of immediately available funds to the account designated by Seller.

     Section 9. COSTS. Seller shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, and fees incurred in connection with the transfer of the Mortgage Loan Documents to the Custodian. Seller shall prepare the Assignment of Security Instrument and pay all recording fees with respect to the transfer of each Mortgage Loan to Purchaser or its designee.

     Section 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:

          If to Purchaser:
               AEGIS Investment Trust
               2500 City West Blvd., Suite 1200
               Houston, Texas  77042
               Attn:  Managing Director

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

          If to Seller:
               Aegis Mortgage Corporation
               5208 W. Reno, Suite 255
               Oklahoma City, OK 73127
               Attn: Managing Director

or such other address as any person may request by notice given. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which it is so mailed.

     Section 11. GOVERNING LAW. This agreement shall be governed by and construed under the laws of the State of Texas without regard to such state's provisions pertaining to choice of law.

     Section 12. AMENDMENT. This Agreement, including any Schedules or Exhibits hereto and all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of the Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by each party hereto.

     Section 13. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 14. EXHIBITS AND SCHEDULES. The exhibits and schedules to this Agreement, as amended or modified from time to time, are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 15. NO THIRD PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

     Section 16. SURVIVAL. This Agreement, and the representations and warranties contained herein, shall survive the Purchase and shall not merge into the purchase documents.

     Section 17. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.


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

     Section 18. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.


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

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.



                                       AEGIS INVESTMENT TRUST
                                       Purchaser


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                                       AEGIS MORTGAGE CORPORATION
                                       Seller



                                       By:
                                           ------------------------------
                                           Name:
                                           Title:



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